UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

The Knot Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	000-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 219-8555

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Knot, Inc. has been advised by each of David Liu (Chief Executive Officer), Sandra Stiles (Chief Operating Officer) and Richard Szefc (Chief Financial Officer) that, in order to achieve diversification and liquidity in their respective financial portfolios, each officer had entered into a written plan for selling shares of The Knot’s stock designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in accordance with The Knot’s Insider Trading Policy. Among other things, The Knot’s Insider Trading Policy allows an employee to implement a written trading plan provided such person is not in possession of material non-public information about The Knot at the time the plan is entered into, consistent with Rule 10b5-1. Each of Mr. Liu, Ms. Stiles and Mr. Szefc advised The Knot that he or she established his or her written trading plan during an “open window” under The Knot’s Insider Trading Policy and that the plan was implemented, in part, to avoid any inference that future sales would be made on the basis of material non-public information. According to each officer, his or her plan provides for selling up to the following number of shares (subject to, among other things, the volume limitations imposed by applicable securities regulations): Mr. Liu – 150,000; Ms. Stiles – 100,000; Mr. Szefc – 100,000.

Except as may be required by law, The Knot does not undertake to report written trading plans established by other company officers or directors, nor to report modifications, terminations, transactions or other activities under the plans of Mr. Liu, Ms. Stiles or Mr. Szefc, or the plan of any other officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Knot Inc. (Registrant)

Date: January 3, 2007	By:	/s/ Richard E. Szefc
Chief Financial Officer, Treasurer and Secretary